CERTIFICATE OF AMENDMENT

                                      OF
                        THE CERTIFICATE OF INCORPORATION
                                      OF
             FIRST SAFECO NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


1.	The name of the corporation is First SAFECO National Life Insurance
        Company of New York (the "Corporation")

2.	The Declaration and Certificate of Incorporation and Charter of
	the Corporation was filed with the New York Insurance Department on April 23, 1987.

3.	Article II of the Corporation's Declaration and Certificate of Incorporation
	and Charter, regarding the location of the Corporation's principal
	office, has been amended to read in its entirety as follows:


				     II
  The principal office of the Corporation shall be located in the County of
                          Monroe, state of New York.

4.	In accordance to Section 803(b) of the Business Corporation Law, the
	foregoing amendment was authorized by a resolution adopted by the
	Corporation's Board of Directors at a meeting duly held on February 4, 1999.

Dated:  March 4, 1999


						_____________________________
						Randall H. Talbot, President


Corporate Seal
						_____________________________
						Rod A. Pierson, Secretary